EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the following documents of our report dated March 2, 2006, with respect to the consolidated financial statements of PrivateBancorp, Inc., PrivateBancorp, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PrivateBancorp, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005:

•	Registration Statement (Form S-8 No. 333-124427) pertaining to the PrivateBancorp, Inc. Incentive Compensation Plan

•	Registration Statement (Form S-8 No. 333-104807) pertaining to the PrivateBancorp, Inc. Incentive Compensation Plan and the PrivateBancorp, Inc. Deferred Compensation Plan

•	Registration Statement (Form S-8 No. 333-43830) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and the PrivateBancorp, Inc. Savings and Retirement Plan (formerly known as The PrivateBank and Trust Company Savings and Retirement Plan)

•	Registration Statement (Form S-8 No. 333-88289) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan

/s/    ERNST & YOUNG LLP

Chicago, Illinois

March 8, 2006